                                                               EXECUTION VERSION


                             NOTE PURCHASE AGREEMENT
                                 AMENDMENT NO. 1
                                [ATA EETC 2002-1]


                          DATED AS OF OCTOBER 15, 2002

                                      AMONG

                            AMERICAN TRANS AIR, INC.,

                     ATA HOLDINGS CORP. (F/K/A AMTRAN, INC.)
                                  AS GUARANTOR,

                            WILMINGTON TRUST COMPANY,
                       AS PASS THROUGH TRUSTEE UNDER EACH
                      OF THE PASS THROUGH TRUST AGREEMENTS,

                            WILMINGTON TRUST COMPANY,
                             AS SUBORDINATION AGENT,

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                 AS ESCROW AGENT

                                       AND

                            WILMINGTON TRUST COMPANY,
                                 AS PAYING AGENT

                     NOTE PURCHASE AGREEMENT AMENDMENT NO. 1
                                (ATA EETC 2002-1)


RECITALS:

A. Each of American Trans Air, Inc., an Indiana corporation (the "Company"), ATA Holdings Corp., formerly known as Amtran, Inc., an Indiana corporation (the "Guarantor"), Wilmington Trust Company, a Delaware banking corporation ("WTC"), not in its individual capacity except as otherwise expressly provided in the Note Purchase Agreement (as such term is defined below), but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the two separate Pass Through Trust Agreements, WTC, not in its individual capacity except as otherwise expressly provided in the Note Purchase Agreement, but solely as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement, Wells Fargo Bank Northwest, National Association, a national banking association, as escrow agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below), and WTC, not in its individual capacity except as otherwise expressly provided herein, but solely as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements, entered into a Note Purchase Agreement dated as of March 28, 2002 (the "Note Purchase Agreement"). All capitalized terms in this Amendment that are not defined herein will have the same meaning as provided in the Note Purchase Agreement. All references to "Sections" or "Exhibits" refer to Sections and Exhibits of the Note Purchase Agreement, unless otherwise noted herein. The Company, Guarantor, WTC, Pass Through Trustee, Subordination Agent, Escrow Agent, and Paying Agent are collectively referred to in this Amendment as the "Parties."

B.       The Parties have noted certain errata in the Note Purchase Agreement.

C. The Parties wish to correct such errata, and thus amend and revise the Note Purchase Agreement as provided below.

Therefore, for good and valuable consideration, the Parties hereby agree, effective as of the 15th day of October, 2002, to amend and revise the Note Purchase Agreement as follows:

1. Except as specifically modified in this Amendment, the terms of the Note Purchase Agreement will remain in full force and effect. In the event that the terms of this Amendment conflict in any way with the terms of the Note Purchase Agreement, the terms of this Amendment will control.

                                Note Purchase Agreement Amendment No. 1 - Page 1

2. Schedule VI to the Note Purchase Agreement (entitled Mandatory Economic Terms) will be deleted in its entirety, and replaced with the attached Revised
Schedule VI to the Note Purchase Agreement. To clarify, the intended effects of such replacement are:

a. to revise the first paragraph of that portion of Schedule VI captioned "Maximum Principal Amount" to delete the language indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:

         The aggregate original principal amount of all Equipment Notes for an Aircraft shall not exceed the maximum principal amount of the Equipment Notes indicated for such Aircraft as set forth in the Private Placement Memorandum under "Summary -- Secured Promissory Notes and the Aircraft" under the column "Maximum Principal Amount." The aggregate original principal amount of all Equipment Notes of any series shall not exceed the aggregate face amount of all Certificates of the related class.

b. to revise that portion of Schedule VI captioned "Average Life (in years)" to delete the language indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:

Average life (in years)

         As of the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), the average life of the Class A Certificates and the Class B Certificates (x) with respect to the Class A Certificates shall be between, (i) prior to the funding contemplated by the Delayed Funding Implementation Agreement 7.49 to and 7.69 years from the Issuance Date , and (ii) subsequent to the funding contemplated by the Delayed Funding Implementation Agreement 7.14 and
         7.34 years from the Issuance Date, subject to final reoptimization, and
         (y) with respect to the Class B Certificates shall not exceed 4 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).


                                Note Purchase Agreement Amendment No. 1 - Page 2

c. to delete that portion of Schedule VI captioned "Amortization Schedule", including the text below such caption, as indicated by strike-out text below:

d. to revise that portion of Schedule VI captioned "Final Maturity Date" to delete the language indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:

Final Maturity Dates

         Equipment Notes

         Series A:            not to extend beyond February 20, 2013.

         Series B:            not to extend beyond February 20, 2008.

         Certificates

         Class A:          August 20, 2014
         Class B:          August 20, 2009

e. to revise the first paragraph of that portion of Schedule VI captioned "Lease Payment Dates" to add the language indicated by double-underlined text below, while retaining the language indicated by italicized text below

Lease Payment Dates: February 20, May 20, August 20 and November 20, and may include additional Lease Payment Dates (i) January 20, 2003, March 20, 2003, April 20, 2003, and June 20, 2003, and (ii) the twentieth anniversary of the Delivery Date under the applicable Lease.

f. no other change to Schedule VI is intended to be effected by this Amendment.

                  [Remainder of Page Intentionally Left Blank]


                                Note Purchase Agreement Amendment No. 1 - Page 3

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                        AMERICAN TRANS AIR, INC.

                        By
                          ----------------------------------------------------
                                 Name:
                                 Title:
                                 Address:    7337 West Washington Street
                                             Indianapolis, Indiana  46231

                                 Attention:  Treasurer
                                 Facsimile:  (317) 240-7091


                        ATA HOLDINGS CORP. (f/k/a AMTRAN, INC.), as Guarantor

                        By
                          ----------------------------------------------------
                                 Name:
                                 Title:
                                 Address:    7337 West Washington Street
                                             Indianapolis, Indiana  46231

                                 Attention:  Treasurer
                                 Facsimile:  (317) 240-7091


                      Note Purchase Agreement Amendment No. 1 - Signature Page 1

                        WILMINGTON TRUST COMPANY, not in its
                        individual capacity, except as
                        otherwise provided herein, but solely
                        as Pass Through Trustee

                        By
                          ----------------------------------------------------
                                 Name:
                                 Title:
                                 Address:    Rodney Square North
                                             1100 North Market Street
                                             Wilmington, Delaware  19890

                                 Attention:  Corporate Trust Administration
                                 Facsimile:  (302) 636-6140



                        WILMINGTON TRUST COMPANY, not in its
                        individual capacity, except as
                        otherwise provided herein, but solely
                        as Subordination Agent

                        By
                          ----------------------------------------------------
                                 Name:
                                 Title:
                                 Address:    Rodney Square North
                                             1100 North Market Street
                                             Wilmington, Delaware  19890

                                 Attention:  Corporate Trust Administration
                                 Facsimile:  (302) 636-6140



                      Note Purchase Agreement Amendment No. 1 - Signature Page 2

                        WELLS FARGO BANK NORTHWEST,
                        NATIONAL ASSOCIATION,
                        as Escrow Agent

                        By
                          ----------------------------------------------------
                                 Name:
                                 Title:
                                 Address:    79 South Main Street
                                             3rd Floor
                                             Salt Lake City, Utah 84111

                                 Attention:  Corporate Trust Department
                                 Facsimile:  (801) 246-5053


                        WILMINGTON TRUST COMPANY, not in its
                        individual capacity, except as
                        otherwise provided herein, but solely
                        as Paying Agent

                        By
                          ----------------------------------------------------
                                 Name:
                                 Title:
                                 Address:    Rodney Square North
                                             1100 North Market Street
                                             Wilmington, Delaware  19890

                                 Attention:  Corporate Trust Administration
                                 Facsimile:  (302) 636-6140


                      Note Purchase Agreement Amendment No. 1 - Signature Page 3

                             Revised SCHEDULE VI to
                             Note Purchase Agreement

                            MANDATORY ECONOMIC TERMS

Equipment Notes

Obligor: American Trans Air, Inc., or an Owner Trust

Maximum Principal Amount:

The aggregate original principal amount of all Equipment Notes for an Aircraft shall not exceed the maximum principal amount of the Equipment Notes indicated for such Aircraft as set forth in the Private Placement Memorandum under "Summary -- Secured Promissory Notes and the Aircraft" under the column "Maximum Principal Amount." The aggregate original principal amount of all Equipment Notes of any series shall not exceed the aggregate face amount of all Certificates of the related class.

Initial loan to aircraft value (with the value of any Aircraft equal to the value for such Aircraft set forth in the Private Placement Memorandum in "Summary - The Offering - Secured Promissory Notes and the Aircraft" under the column "Appraised Base Value"):

         Series A:         not in excess of 51%
         Series B:         not in excess of 66%

The loan to aircraft value for each series of Equipment Notes issued in respect of each Aircraft (computed (i) after aggregating the principal amount of all series of Equipment Notes that rank senior to the series of Equipment Notes for which loan to aircraft value is being calculated and (ii) as of the date of the issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption (as defined in the Private Placement Memorandum in the Glossary)) must not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) the following amounts:

         Series A:         not in excess of 51%
         Series B:         not in excess of 66%

Initial average life (in years)

         Series A:         not extend beyond 8 years from the Issuance Date
         Series B:         not extend beyond 5 years from the Issuance Date

Average life (in years)

Note Purchase Agreement Amendment No. 1 (Revised Schedule VI to
                                                    Note Purch. Agrmt.) - Page 1

         As of the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), the average life of the Class A Certificates and the Class B Certificates shall be (x) with respect to the Class A Certificates between (i) prior to the funding contemplated by the Delayed Funding Implementation Agreement 7.49 and 7.69 years from the Issuance Date, and (ii) subsequent to the funding contemplated by the Delayed Funding Agreement Letter 7.14 and 7.34 years from the Issuance Date, subject to final reoptimization, and (y) with respect to the Class B Certificates shall not exceed 4 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).


Final Maturity Dates

         Equipment Notes:

         Series A:         not to extend beyond February 20, 2013
         Series B:         not to extend beyond February 20, 2008

         Certificates:

         Class A:          August 20, 2014
         Class B:          August 20, 2009

Debt Rate (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears)

         Series A:         8.328%
         Series B:         10.699%

Payment Dates:    February 20, May 20, August 20 and November 20

Make-Whole Premiums: as provided in Section 1.01 of the forms of Trust Indenture marked as Exhibit A-3 and C-2 of the Note Purchase Agreement (the "Trust Indenture Form")


Redemption
and Purchase:        as provided in Article II of the Trust Indenture Form

Lease

Term: The Base Lease Term shall expire by its terms on or after final maturity date of the related Series A Equipment Notes


Note Purchase Agreement Amendment No. 1 (Revised Schedule VI to
                                                    Note Purch. Agrmt.) - Page 2

Lease Payment Dates:                February 20, May 20, August 20 and November
                                    20, and may include additional Lease Payment
                                    Dates (i) January 20, 2003, March 20, 2003,
                                    April 20, 2003, and June 20, 2003, and (ii)
                                    the twentieth anniversary of the Delivery
                                    Date under the applicable Lease.

Minimum Rent:                       Basic Rent due and payable on each Payment
                                    Date shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the related Equipment
                                    Notes prior to such Date), the aggregate principal amount of scheduled installments due on the related Equipment Notes outstanding on such Payment Date together with accrued and unpaid interest thereon.

Supplemental Rent:                  Sufficient to cover the sums described in
                                    clauses (1) through (6) of such term as
                                    defined in Section 1 of the forms of Leases
                                    (the "Lease Form") marked as Exhibits A-2-1 and A-2-2 of the Note Purchase Agreement.

Stipulated Loss Value:              At all times equal to or greater than the
                                    then outstanding principal amount of
                                    the related Equipment Notes plus, for any date other than a Lease Payment
                                    Date, accrued interest thereon

EBO Price:                          Equal to or greater than the then-current
                                    Stipulated Loss Value

Termination Value:                  At all times equal to or greater than the
                                    then outstanding principal amount of
                                    the related Equipment Notes plus, for any date other than a Lease Payment
                                    Date, accrued interest thereon

All-risk hull insurance:            not less than Stipulated Loss Value, subject
                                    to Lessee's right to self-insure on terms no more favorable to Lessee in any material respect than those set forth in Section 11 of the Lease Form

Minimum Liability
Insurance Amount:                   as set forth in Schedule I of the Lease Form

Past Due Rate:                      as set forth in Schedule I of the Lease Form


Note Purchase Agreement Amendment No. 1 (Revised Schedule VI to
                                                    Note Purch. Agrmt.) - Page 3

Participation Agreement Loan Trustee, Subordination Agent, Liquidity Providers, Pass Through Trustees, Escrow Agents and Note Holders indemnified against Expenses and Taxes to the extent set forth in Section 9 of the form of the Participation Agreement (the "Leased Aircraft Participation Form") marked as Exhibit A-1 to the Note Purchase Agreement and Section 7 of the form of the Participation Agreement (the "Owned Aircraft Participation Form") marked as Exhibit C-1 of the Note Purchase Agreement.

Note Purchase Agreement Amendment No. 1 (Revised Schedule VI to
                                                    Note Purch. Agrmt.) - Page 4